SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	June 29, 2010

PACIFIC ETHANOL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-21467 (Commission File Number)	41-2170618 (IRS Employer Identification No.)

400 Capitol Mall, Suite 2060, Sacramento, CA	95814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(916) 403-2123

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction

The following “Introduction” discussion is disclosed pursuant to Item 8.01 of this Form 8-K and is set forth in advance of the Itemized disclosures below to provide context to the disclosures under Item 1.01 of this Form 8-K.  The information in this Introduction shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

As previously disclosed, on May 17, 2009, five indirect wholly-owned subsidiaries of Pacific Ethanol, Inc. (the “Company”), namely, Pacific Ethanol Holding Co. LLC (“PEHC”), Pacific Ethanol Madera LLC (“Madera”), Pacific Ethanol Columbia, LLC (“Boardman”), Pacific Ethanol Stockton, LLC (“Stockton”) and Pacific Ethanol Magic Valley, LLC (“Burley” and, together with Madera, Boardman and Stockton, each a “Plant Owner” and, collectively, the “Plant Owners”), each commenced a case by filing a voluntary petition for relief under Chapter 11 (“Chapter 11”) of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).  The cases were jointly administered as In re Pacific Ethanol Holding Co. LLC, et al., Chapter 11 Case No. 09-11713 (KG).  Neither the Company, nor any of its direct or indirect subsidiaries other than PEHC and the Plant Owners, filed petitions for relief under the Bankruptcy Code.

On June 29, 2010 (the “Effective Date”), PEHC and the Plant Owners emerged from Chapter 11 pursuant to the terms of the Amended Joint Plan of Reorganization (the “Plan”), which was filed with the Bankruptcy Court on April 16, 2010 and confirmed by the Bankruptcy Court on June 8, 2010.  The following is a summary of certain material matters concerning the effectiveness of the Plan.  This summary does not include a description of all of the terms, conditions and other provisions of the Plan and is not intended to be a complete description, or a substitute for a full and complete reading, of the Plan.  This summary is qualified in all respects by reference to the full text of the Plan, which is filed as Exhibit 2.1 to the Company’s Form 8-K filed with the Securities and Exchange Commission on June 11, 2010 and incorporated herein by this reference.

Generally

The prominent economic terms of the Plan include, but are not limited to, the restructuring of approximately $287.0 million in prepetition and postpetition secured indebtedness of PEHC and the Plant Owners pursuant to a credit agreement entered into on June 25, 2010 among PEHC and the Plant Owners, as borrowers, and WestLB, AG, New York Branch (“WestLB”) and certain other lenders (the “Credit Agreement”), comprised of:

•
Revolving loans in an aggregate principal amount not to exceed $15.0 million to fund working capital requirements so long as two of the four ethanol production facilities owned by the Plant Owners are not in operation (referred to as “Cold Shutdown”).  If at any time more than two production facilities are in Cold Shutdown, the aggregate principal amount of the revolving loans may be increased by an amount approved by WestLB, as agent, and the required lenders under the Credit Agreement; provided that in no event will the aggregate principal amount of the revolving loans exceed $35.0 million;

•
Term A-1 Loans in the aggregate principal amount of $25.0 million, the proceeds of which were used to pay in full in cash all revolving loans made to PEHC and the Plant Owners between the bankruptcy petition date and the Effective Date; and

•	Term A-2 Loans in the aggregate principal amount of $25.0 million issued in cancellation of an equal amount of certain prepetition loans.

Ownership of PEHC and Plant Owners

Pursuant to the Plan, on the Effective Date, 100% of the ownership interest in PEHC was transferred to a newly-formed limited liability company (“New PE Holdco”) solely owned by certain prepetition lenders and the Credit Agreement lenders, resulting in PEHC and the Plant Owners becoming direct and indirect wholly-owned subsidiaries of New PE Holdco.  Beginning on the Effective Date, the agent under the Credit Agreement, initially WestLB, has authority to appoint the managers, directors and officers of PEHC and each Plant Owner.

Item 1.01.	Entry into a Material Definitive Agreement.

Call Option Agreement

Pursuant to the Plan, on the Effective Date, the Company entered into a Call Option Agreement with New PE Holdco and certain current owners of membership interests in New PE Holdco, whereby the Company has the right to acquire from such current owners membership interests in New PE Holdco in an amount up to 25%, in the aggregate (the “Offered Interests”), of the total membership interests in New PE Holdco for a total price of $30,000,000 in cash (or $1,200,000 for each one percent of membership interest in New PE Holdco).  The Company may exercise its option to purchase all or a portion of the Offered Interests at any time beginning on July 7, 2010 and ending on September 28, 2010, after which the Company’s option to purchase the Offered Interests will terminate.

The description of the Call Option Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Call Option Agreement, which is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by this reference.

Asset Management Agreement

Each of the Plant Owners owns a separate ethanol production facility.  As contemplated by the Plan, on the Effective Date, the Company entered into an Asset Management Agreement with PEHC and the Plant Owners, pursuant to which the Company will provide certain management services to the Plant Owners whereby the Company will effectively operate and maintain the production facilities on behalf of the Plant Owners.  These services generally included, but are not limited to, administering each Plant Owner’s compliance with the Credit Agreement and related financing documents and performing billing, collection, record keeping and other administrative and ministerial responsibilities for each Plant Owner.  The Company will supply all labor and personnel required to perform its services under the agreement, including, but not limited to, the labor and personnel required to operate and maintain the production facilities.

The Boardman production facility and the Burley production facility are currently operational.  The Madera and Stockton facilities are currently in Cold Shutdown.  For production facilities that are currently or in the future operational, the Company will provide substantially all services necessary for the operation and maintenance of the facilities.  For production facilities that are currently or in the future in Cold Shutdown, the Company is responsible for the preservation and maintenance of the facilities to facilitate a cost effective return to operational status once determined appropriate by the facility’s Plant Owner.  Notwithstanding the services provided by the Company, each Plant Owner retains the ultimate decision-making authority on all matters concerning the production facility owned by it.

The costs and expenses associated with the Company’s provision of services under the Asset Management Agreement are prefunded by the Plant Owners pursuant to a preapproved budget.  The Company’s obligation to provide services is limited to the extent there are insufficient funds advanced by the Plant Owners to cover the associated costs and expenses.

As compensation for providing the services, each Plant Owner will pay the Company $75,000 per month if its production facility is operational and $40,000 per month if its production facility is in Cold Shutdown.  In addition to the monthly fee, if during any six-month period (measured on September 30 and March 31 of each year commencing March 31, 2011) a production facility has annualized EBITDA per gallon of operating capacity of $0.20 or more, the Plant Owner of that facility will pay the Company a performance bonus equal to 3% of the increment by which EBITDA exceeds $0.20.  The aggregate performance bonus collectively payable by all Plant Owners is capped at $2.2 million for each six-month period.  The performance bonus will be reduced by 25% if all production facilities then operating do not operate at a minimum average yield of 2.70 gallons of denatured ethanol per bushel of corn.  In addition, no performance bonus will be paid if there is a default or event of default under the Credit Agreement resulting from the borrowers’ failure pay any amounts then due and owing.

The Asset Management Agreement specifies that the Plant Owners intend to sell one or more of the production facilities and provides that the Company will use reasonable efforts to assist the Plant Owners in any such sale.  Upon the sale of all or substantially all of the assets of a facility, or all of the equity interests in a Plant Owner, to a third party, the Company will receive an incentive fee with respect to such sale as follows:

“Sale Price per Gallon”	Incentive Fee
$.60 or less	$0
Above $.60 up to and including $.70
The excess of Sale Price Per Gallon over $.60, to and including the lesser of the Sale Price Per Gallon and $.70, multiplied by the operating capacity of the facility (in gallons), multiplied by 0.5%; plus

Above $.70 up to and including $.80
If the Sale Price Per Gallon exceeds $.70, the excess of the Sale Price Per Gallon over $.70, to and including the lesser of the Sale Price Per Gallon and $.80, multiplied by the operating capacity of the facility (in gallons), multiplied by 1.0%; plus

Above $.80	If the Sale Price Per Gallon exceeds $.80, the excess of the Sale Price Per Gallon over $.80, multiplied by the operating capacity of the facility (in gallons), multiplied by 1.5%.

The Asset Management Agreement has an initial term of six months and may be extended for additional six-month periods at the option of PEHC.  In addition to typical conditions for a party to terminate the agreement prior to its expiration, the Company may terminate the agreement, and any Plant Owner may terminate the agreement with respect to its facility, at any time by providing at least 60 days prior notice of such termination.  The agreement also contains other terms and provisions customary for an agreement of this type, including, but not limited to, provisions regarding insurance requirements, record retention, confidentiality, indemnification and force majeure.

The description of the Asset Management Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Management Agreement, which is filed as Exhibit 10.2 to this Form 8-K and incorporated herein by this reference.

Ethanol Marketing Agreements

As contemplated by the Plan, on the Effective Date, Kinergy Marketing, LLC, a wholly owned subsidiary of the Company (“Kinergy”), entered into separate Ethanol Marketing Agreements with each of Boardman and Burley, which grant Kinergy the exclusive right to market, purchase and sell the ethanol produced at the Plant Owner’s facility.  If the production facilities owned by Madera or Stockton become operational, it is contemplated that Kinergy would enter into a substantially identical Ethanol Marketing Agreement with the Plant Owner of the newly-operational facility.  Pursuant to the terms of the Ethanol Marketing Agreements, within ten days after a Plant Owner delivering ethanol to Kinergy, that Plant Owner is paid an amount equal to (i) the estimated purchase price payable by the third-party purchaser of the ethanol, minus (ii) the estimated amount of transportation costs to be incurred by Kinergy, minus (iii) the estimated incentive fee payable to Kinergy, which equals 1% of the aggregate third-party purchase price.  Within the first five business days of each calendar month, the parties will reconcile and “true up” the actual purchase price, transportation costs and incentive fees for all transactions entered into since the previous true-up date.

To facilitate Kinergy’s ability to pay amounts owing to the Plant Owners, the Ethanol Marketing Agreements require that Kinergy maintain lines of credit of at least $5.0 million.  Upon the request of a Plant Owner, the Company will enter into a guaranty with the Plant Owner guaranteeing the performance of Kinergy’s obligations under the Ethanol Marketing Agreement.

Due to the limited storage capacity of the Plant Owners, Kinergy agrees to take delivery of any ethanol requested by Kinergy within seven days of a Plant Owner making the ethanol available to Kinergy.  Each Ethanol Marketing Agreement has an initial term of one year and may be extended for additional one-year periods at the option of the Plant Owner that is a party to the agreement.  The agreements also contain other terms and provisions customary for agreements of this type, including, but not limited to, provisions regarding termination, insurance requirements, confidentiality, indemnification and force majeure.

The description of the Ethanol Marketing Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Ethanol Marketing Agreement, which is filed as Exhibit 10.3 to this Form 8-K and incorporated herein by this reference.

Corn Procurement and Handling Agreements

As contemplated by the Plan, on the Effective Date, Pacific Ag. Products, LLC, an indirect wholly owned subsidiary of the Company (“Pacific Ag”), entered into separate Corn Procurement and Handling Agreements with each of Boardman and Burley.  If the production facilities owned by Madera or Stockton become operational, it is contemplated that Pacific Ag would enter into a substantially identical Corn Procurement and Handling Agreement with the Plant Owner of the newly-operational facility.  Pursuant to the terms of the Corn Procurement and Handling Agreements, each Plant Owner appoints Pacific Ag is its agent to solicit, negotiate, enter into and administer, on behalf of the Plant Owner, corn supply arrangements for the Plant Owner to procure the corn necessary to operate its facility.  Pacific Ag will also provide each Plant Owner grain handling services including, but not limited to, receiving, unloading and conveying corn into the Plant Owner’s storage facilitates and, in the case of whole corn delivered to the Plant Owner, processing and hammering the whole corn.

Pacific Ag receives a fee of $0.50 per ton of corn delivered to each Plant Owner as consideration for its procurement services and a fee of $1.50 per ton of corn delivered to each Plant Owner as consideration for its grain handling services, each payable monthly.  Upon the request of a Plant Owner, the Company will enter into a guaranty with the Plant Owner guaranteeing the performance of Pacific Ag’s obligations under the Corn Procurement and Handling Agreement.  Each Corn Procurement and Handling Agreement has an initial term of one year and may be extended for additional one-year periods at the option of the Plant Owner that is a party to the agreement.  The agreements also contain other terms and provisions customary for agreements of this type, including, but not limited to, provisions regarding termination, insurance requirements, confidentiality, indemnification and force majeure.

The description of the Corn Procurement and Handling Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Corn Procurement and Handling Agreement, which is filed as Exhibit 10.4 to this Form 8-K and incorporated herein by this reference.

Distillers Grains Marketing Agreements

Pursuant to the Plan, on the Effective Date, Pacific Ag entered into separate Distillers Grains Marketing Agreements with each of Boardman and Burley, which grant Pacific Ag the right to market, purchase and sell the distillers grain products, including dried distillers grains and wet distillers grains, produced at the Plant Owner’s facility.  If the production facilities owned by Madera or Stockton become operational, it is contemplated that Pacific Ag would enter into a substantially identical Distillers Grains Marketing Agreement with the Plant Owner of the newly-operational facility.  Pursuant to the terms of the Distillers Grains Marketing Agreements, within ten days after a Plant Owner delivers distillers grain product to Pacific Ag, that Plant Owner is paid an amount equal to (i) the estimated purchase price payable by the third-party purchaser of the distillers grain product, minus (ii) the estimated amount of transportation costs to be incurred by Pacific Ag, minus (iii) the estimated amount of fees and taxes payable to governmental authorities in connection with the tonnage of distillers grain product or corn condensed distiller’s soluble produced or marketed, minus (iv) the estimated incentive fee payable to Pacific Ag, which equals the greater of (a) 5% of the aggregate third-party purchase price and (b) $2.00 for each ton of distillers grain product sold in the transaction.  Within the first five business days of each calendar month, the parties will reconcile and “true up” the actual purchase price, transportation costs, governmental fees and taxes, and incentive fees for all transactions entered into since the previous true-up date.

Upon the request of a Plant Owner, the Company will enter into a guaranty with the Plant Owner guaranteeing the performance of Pacific Ag’s obligations under the Distillers Grain Marketing Agreement.  Due to the limited storage capacity of the Plant Owners, Pacific Ag agrees to take delivery of any distillers grain product requested by Pacific Ag within two days of a Plant Owner making the product available to Pacific Ag.  Each Distillers Grain Marketing Agreement has an initial term of one year and may be extended for additional one-year periods at the option of the Plant Owner that is a party to the agreement.  The agreements also contain other terms and provisions customary for agreements of this type, including, but not limited to, provisions regarding termination, insurance requirements, confidentiality, indemnification and force majeure.

The description of the Distillers Grain Marketing Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Distillers Grain Marketing Agreement, which is filed as Exhibit 10.4 to this Form 8-K and incorporated herein by this reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 30, 2010, the Company received a letter from The Nasdaq Stock Market (“Nasdaq”) indicating that the bid price of its common stock for the last 30 consecutive business days had closed below the minimum $1.00 per share required for continued listing under Nasdaq Listing Rule 5550(a)(1).  Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until December 27, 2010, in which to regain compliance.  The letter states that the Nasdaq staff will provide written notification that the Company has achieved compliance with Rule 5550(a)(1) if at any time before December 27, 2010, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days unless the Nasdaq staff exercises its discretion to extend this 10 day period as discussed in Nasdaq Listing Rule 5810(c)(3)(F).

If the Company does not regain compliance with Rule 5550(a)(1) by December 27, 2010, the Nasdaq staff will provide written notice that the Company’s securities are subject to delisting. At that time, the Company may appeal Nasdaq’s determination to delist its securities to a Hearings Panel.

Item 8.01.	Other Events.

The discussion in this Form 8-K under the heading “Introduction” above is disclosed pursuant to this Item 8.01 of this Form 8-K.  The information under the heading “Introduction” shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as may be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Call Option Agreement (*)
10.2	Asset Management Agreement (*)
10.3	Form of Ethanol Marketing Agreement (*)
10.4	Form of Corn Procurement and Handling Agreement (*)
10.5	Form of Distillers Grains Marketing Agreement (*)
_____________
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ETHANOL, INC.

Date: July 6, 2010	By:	/S/ CHRISTOPHER W. WRIGHT
Christopher W. Wright,
Vice President, General Counsel & Secretary

EXHIBITS FILED WITH THIS REPORT

Exhibit No.	Description

10.1	Call Option Agreement
10.2	Asset Management Agreement
10.3	Form of Ethanol Marketing Agreement
10.4	Form of Corn Procurement and Handling Agreement
10.5	Form of Distillers Grains Marketing Agreement